As filed with the Securities and Exchange Commission on November 16, 2007
Registration No. 333- __________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	43-0921172 (I.R.S. Employer Identification Number)
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141
(314) 994-2700
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)
Arch Coal, Inc. Deferred Compensation Plan
(Full title of the plan)
Robert G. Jones
Vice President — Law, General Counsel and Secretary
Arch Coal, Inc.
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141
(314) 994-2700
(Name, address, including zip code, and telephone
number, including area code, of agent for service)
Calculation of Registration Fee

	Amount to be	Proposed maximum	Proposed maximum	Amount of
Title of securities to be registered	registered	offering price per share	aggregate offering price	registration fee
Deferred compensation obligations (1)	$15,000,000(2)	100%	$15,000,000(2)	$461

(1)	The obligations under the Arch Coal, Inc. Deferred Compensation Plan are unsecured general obligations of Arch Coal, Inc. to pay deferred compensation in accordance with the terms of the Arch Coal, Inc. Deferred Compensation Plan.

(2)	Estimated solely for the purpose of determining the registration fee.

Explanatory Note
Registration of Additional Shares
     Pursuant to Instruction E of Form S-8, this filing relates to the registration of additional securities of the same class as other securities for which a registration statement filed on this form relating to a benefit plan is effective. The contents of the registration statement on Form S-8 (File No. 333-68131) filed on December 1, 1998 are hereby incorporated by reference.
Item 5.      Interests of Named Experts and Counsel.
     Gregory A. Billhartz, Assistant General Counsel and Assistant Secretary of Arch Coal, Inc., has rendered an opinion as to the validity of the deferred compensation obligations being registered hereby. Mr. Billhartz is paid a salary by us and is a participant in various employee benefit plans offered to our employees generally.
Item 8.      Exhibits.
     The following exhibits are filed as part of this registration statement:

Exhibit	Description

4.1	Arch Coal, Inc. Deferred Compensation Plan (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-8 filed on December 1, 1998 (File No. 333-68131)).

5.1	Opinion of counsel.

23.1	Consent of independent registered public accounting firm.

23.2	Consent of counsel (included in Exhibit 5.1).

24.1	Power of attorney.

Signatures
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 16th day of November, 2007.

Arch Coal, Inc.
By:	/s/ Steven F. Leer
Steven F. Leer
Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated:

Signatures	Capacity	Date

/s/ Steven F. Leer Steven F. Leer	Chairman and Chief Executive Officer (Principal Executive Officer)	November 16, 2007

/s/ Robert J. Messey Robert J. Messey	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	November 16, 2007

/s/ John W. Lorson John W. Lorson	Controller (Principal Accounting Officer)	November 16, 2007

* James R. Boyd	Director	November 16, 2007

* Frank M. Burke	Director	November 16, 2007

* John W. Eaves	President, Chief Operating Officer and Director	November 16, 2007

* Patricia F. Godley	Director	November 16, 2007

* Douglas H. Hunt	Director	November 16, 2007

* Brian J. Jennings	Director	November 16, 2007

* Thomas A. Lockhart	Director	November 16, 2007

* A. Michael Perry	Director	November 16, 2007

* Robert G. Potter	Director	November 16, 2007

* Theodore D. Sands	Director	November 16, 2007

* Wesley M. Taylor	Director	November 16, 2007

*By:	/s/ Robert G. Jones
Robert G. Jones, attorney-in-fact